Exhibit 10.1

SECURED PROMISSORY NOTE

USD$300,000 June 6, 2025

FOR VALUE RECEIVED, MARIN SOFTWARE INCORPORATED, a Delaware corporation (the “Company” and “Borrower”), hereby promises to pay YYYYY, LLC, a Delaware limited liability company with an address at 401 Congress Ave., Suite 2650, Austin, TX 78701, or its assigns (together with any such successors and assigns, “Lender”), the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000) (the “Loan Amount”) at Lender’s address, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States, together with all accrued interest thereon as provided in this Secured Promissory Note (this “Note”).

WHEREAS, the Company requires additional capital to support its ongoing business activities and to prepare for a restructuring of the Company on an orderly basis;

WHEREAS, the Lender would not be willing to enter into this Note absent the terms set forth herein; and

WHEREAS, it is anticipated that the Note may, at the sole election of the Lender and in the event of the Company’s bankruptcy filing under the Bankruptcy Code or a similar insolvency statute, be rolled up and/or converted into any post-petition financing (“DIP Financing”) provided by the Lender or an affiliate of Lender and otherwise treated as a super-priority post-petition loan under section 364(d) of the Bankruptcy Code.

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions and restrictions contained herein, the Parties hereby agree as follows:

1.
Interest Rate. The outstanding Loan Amount under this Note shall bear interest at a rate of ten percent (10%) per annum (the “Interest Rate”) from the date hereof until the Loan Amount is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise; provided that upon the occurrence and during the continuation of any Event of Default, the outstanding Loan Amount and any accrued and unpaid interest payments thereon and any fees and other amounts then due and payable hereunder, shall bear interest (including post-petition interest in any proceeding under the United States Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at the Interest Rate plus three percent (3%) per annum (the “Default Rate”). Payment or acceptance of the Default Rate provided for in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lender.
2.
Computation of Interest. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall commence to accrue on the Loan Amount on the date of this Note. All payments of principal and interest under this Note shall be recorded by the Lender in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.
3.
Payment of Principal and Interest. All outstanding principal, accrued and unpaid interest and other amounts under this Note shall be due and payable on the sixtieth (60th) day following the date of this Note (the “Maturity Date”), unless otherwise provided in Section 13. Whenever any payment to be made under this Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

4.
Optional Prepayments. Borrower may at any time and from time to time prepay the Loan Amount, in whole or in part, without premium or penalty, upon irrevocable notice delivered to Lender no later than 11:00 a.m. Eastern at least two (2) Business Days prior thereto, which notice shall specify the date and amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
5.
Application of Payment. All payments made hereunder shall be applied first, to accrued interest at the Interest Rate set for in Section 1, as applicable; and second, to the payment of the principal amount outstanding under the Note. However, after an Event of Default, all payments made hereunder may be applied by Lender in such order, priority and in such proportion as Lender shall elect in its sole discretion. No amount repaid hereunder may be re-borrowed.
6.
Savings Clause. The agreements made by Borrower with respect to this Note are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the loan. If at any time performance of any provision of this Note results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at Lender’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount.
7.
Grant of Security Interest. Borrower hereby grants Lender a first priority security interest in all of Borrower’s IP Assets (defined below) and the proceeds thereof to secure Borrower’s obligations under this Note. Upon and after the occurrence of an Event of Default under this Note, Lender may exercise all the remedies provided under the Uniform Commercial Code to a secured party after default. Borrower hereby authorizes Lender to file such financing statements against Borrower as may be necessary to perfect Lender’s security interests granted in this paragraph.

“IP Assets” means all of Borrower’s intellectual property, including, without limitation, the following: (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright; (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; (iv)

all trade secrets, trade dress, trade styles, logos, other source of business identifiers, maskworks, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses; and (vi) all proceeds of any of the foregoing.

8.
[Intentionally Omitted].
9.
Representations and Warranties. The Borrower hereby represents and warrants to the Lender:
9.1
Existence; Power and Authority; Compliance with Laws. The Borrower is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
9.2
Authorization; Execution and Delivery. All corporate action has been taken on the part of the Borrower, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and for the Borrower’s performance of its obligations hereunder. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Borrower has taken all corporate action required to make all of the obligations of the Borrower reflected herein the valid and enforceable obligations they purport to be.
9.3
No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.
9.4
Enforceability. This Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
10.
Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall:
10.1
Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its organizational existence and (b) take all reasonable action to maintain all rights and privileges necessary or desirable in the normal conduct of its business. Notwithstanding the foregoing, Borrower may proceed to convene a special meeting of its stockholders to approve its previously solicited Plan of Dissolution and Liquidation (the “Plan of Dissolution”), which contemplates an orderly wind-down of its operations. For the avoidance of doubt, shareholder approval of the Plan of Dissolution shall not be an Event of Default.
10.2
Compliance. Comply with all laws applicable to it and its business and its obligations under its material contracts and agreements.

10.3
Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.
10.4
Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default. For purposes of this Section 10.4, Lender acknowledges that notice by email to Neeraj Gupta at neeraj.gupta@trilogy.com shall be sufficient.
10.5
Further Assurances. Upon the request of the Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Loan Documents.
11.
Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:
11.1
Liens. Incur, create, assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest (“Lien”) on any of its IP Assets, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; (b) nonconsensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue; and (c) Liens in favor of Lender created in accordance with this Note or which have otherwise been consented to in writing by the Lender.
11.2
Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.
12.
Events of Default. The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) under this Note:
12.1
Failure to Pay. Borrower fails to make any payment required by this Note when due, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise.
12.2
Default. Borrower fails to perform any other obligation or covenant set forth in this Note and shall fail to cure such default (if curable) within ten (10) days after Lender shall have notified Borrower in writing of the specific obligation or covenant as to which such failure has occurred, if curable.
12.3
Representations and Warranties. If any representation, warranty, statement or certificate made or furnished by Borrower to Lender in connection with this Note or any other document, agreement or instrument shall be materially false, incorrect, or incomplete, when made or furnished.
12.4
Validity and Enforceability. (a) Borrower contests the validity or enforceability of this Note or denies that it has any further liability or obligation hereunder or (b) this Note ceases for any reason to be valid, binding and in full force and effect or any Lien created by this Note ceases to be enforceable and of the same effect and priority purported to be created hereby.
12.5
Insolvency.
(a)
The Borrower shall make an assignment for the benefit of creditors, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, or of all or any substantial part of the properties of the Borrower. For the avoidance of doubt, neither convening a shareholder meeting to approve the Plan of Dissolution nor shareholder approval of the Plan of Dissolution shall be an Event of Default.
(b)
Within thirty (30) days after the commencement of any proceeding against the Borrower seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within thirty (30) days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, such appointment shall not have been vacated.
12.6
Failure to Seek Roll-Up. In the event of a voluntary or involuntary bankruptcy filing of or by Borrower pursuant to title 11 of the United States Code, Borrower fails to seek Bankruptcy Court approval of the roll up and/or conversion of this Note into any DIP Financing or otherwise to treat the Note as a super-priority post-petition loan under section 364(d) of the Bankruptcy Code, unless Lender elects to be treated as a secured prepetition claim pursuant to the Plan.
12.7
Limitation on Debt. Borrower creates, incurs, assumes, permits to exist or otherwise becomes liable for any indebtedness outside the ordinary course of business in an amount in excess of $250,000 without the Lender’s prior written consent.
12.8
Judgments. A judgment or decree is entered against the Borrower by a court of competent jurisdiction involving in the aggregate a liability in an amount in excess of $250,000 and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;
13.
Remedies.
(a)
Upon the occurrence of an Event of Default and at any time thereafter, Lender may at its option: (i) declare the entire principal amount of this Note, together with all accrued interest thereon and any other amounts due under this Note (calculated at the Default Rate), immediately due and payable; and (ii) exercise any or all of its rights, powers, or remedies under this Note or applicable law or available in equity; provided, however, that if an Event of Default described in Section 12.5 shall occur, the outstanding principal of and accrued interest on the Loan Amount shall become immediately due and payable automatically and without any notice, declaration, or other act on the part of Lender. The remedies of Lender, as provided in this Note and applicable law, shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.
(b)
Notwithstanding the foregoing, as set forth in the that certain Letter of Intent dated May 30, 2025 (the “LOI”) by and between Borrower and an affiliate of Lender, this Note shall be forgiven, and the Company shall have no obligation to repay the Loan Amount upon satisfaction of conditions for forgiveness set forth in paragraph 3.a of the LOI. Notwithstanding anything to the contrary contained in this subsection 13(b), the Note shall be forgiven and the Company shall have no obligation to repay the Loan Amount in the event the Company does not commence a Chapter 11 Case by June 30, 2025 as a result of the parties to the LOI not reaching an agreement with respective to the Definitive Agreements (as defined in the LOI) following good faith negotiations.
14.
No Waiver. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.
15.
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not so confirmed, then on the next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the preamble to this Note, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 19.7.
16.
Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York without giving effect to its principles of choice of law or conflicts of law.
17.
Jurisdiction and Venue.
17.1
Borrower hereby irrevocably and unconditionally: (a) agrees that any legal action, suit, or proceeding arising out of or relating to this Note shall be exclusively brought in the courts of the State of New York sitting in New York County, and of the United States District Court, Southern District of New York; and (b) consents and submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.
17.2
Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 17.1 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.
Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER THEORY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN BY BORROWER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.
19.
Miscellaneous.
19.1
Time of Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Note.
19.2
Integration. This Note, together with paragraph 3.a of the LOI, constitutes the entire understanding of Borrower and Lender with respect to the matters discussed herein, and supersedes all prior and contemporaneous discussions, agreements, and representations, whether oral or written. This Note may only be modified in a writing signed by Lender and Borrower.
19.3
Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.
19.4
Successors and Assigns. This Note may be assigned or transferred, in whole or in part, by Lender to any person at any time without notice to or the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights hereunder to any other entity without the prior written consent of Lender (which may be withheld in Lender’s sold discretion). This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.
19.5
Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.
19.6
Cost of Collection. Borrower shall pay all costs of collection, attorney fees, and disbursements incurred by Lender in connection with any default by Borrower on this Note, whether or not legal proceedings are instituted. If any legal proceeding is instituted by Lender to collect any sum due and owing under this Note, or if Lender appears in any bankruptcy or similar proceeding with respect to Borrower, Borrower shall pay Lender’s costs, disbursements, and reasonable attorney fees in such proceeding and in any appeal therefrom.
19.7
Indemnity; Costs, Expenses and Attorneys’ Fees. The Borrower shall indemnify and hold Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of Lender’s counsel, which Lender may directly or indirectly suffer or incur by reason of the failure of the Borrower to perform any of its obligations under this Note, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies with respect to any collateral at any time securing any obligations evidenced by this Note, or any agreement executed in connection herewith (collectively, “Costs”), provided, however, the indemnity agreement contained in this section (i) shall not apply to liabilities which Lender may directly or indirectly suffer or incur by reason of Lender’s own gross negligence or willful misconduct; and (ii) shall not exceed $75,000.

19.8
Counterparts; Delivery. This Note may be executed by electronic signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Signature page immediately follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth on the first page hereof.

BORROWER:

MARIN SOFTWARE INCORPORATED.

By: /s/ Robert Bertz

Name: Robert Bertz

Title: Chief Financial Officer _